EXHIBIT 99.1

720 Park Blvd./P.O. Box 73	Media Contact: Jerry Holloway or
Boise, Idaho 83729 • www.wgint.com	Laurie Spiegelberg
(208) 386-5255
FOR RELEASE:	Investor Contact: Earl Ward
(208) 386-5698

Washington Group International Completes Acquisition of BNFL’s

Economic Interest in Westinghouse Government Services Businesses

BOISE, Idaho — (December 29, 2005)  — Washington Group International (Nasdaq: WGII) announced today an agreement completing the acquisition of British Nuclear Fuels plc’s rights to future profits of Westinghouse Government Services Company and Westinghouse Government Environmental Services Company, the former Westinghouse government services businesses that Washington Group and BNFL jointly purchased six years ago from CBS Corporation.  Pursuant to the agreement, Washington Group paid BNFL $36.2 million in cash, and BNFL is no longer responsible for obligations of these entities, including certain pension and retiree medical plans. The total consideration of approximately $42 million (which includes certain working capital and other liability adjustments) is expected to approximate the fair value of assets acquired, including amounts allocated to current contracts.

Under a previous agreement announced in August 2004, Washington Group agreed to pay BNFL 40 percent of the profits from the existing legacy contracts of the two businesses, 40 percent of the profits on future Washington Group contracts at certain U.S. Department of Energy sites and one Department of Defense operation, and 10 percent of the profits from all other contracts Washington Group holds with DOE sites through September 30, 2012. In exchange, Washington Group controlled the Westinghouse Government Services Company and the Westinghouse Government Environmental Services Company.

The company is proceeding with an independent valuation of the current contracts and other acquired assets in order to finalize the purchase price allocation for accounting purposes. The transaction is expected to be accretive to future earnings after deducting amortization related to acquired assets. The company is not changing guidance for 2006 earnings at this time.

Washington Group leads in providing engineering, construction, management and risk assessment services to manage national security and laboratory infrastructure; destroy or stabilize weapons of mass destruction, nuclear waste and other hazardous materials; and operate, manage and/or close high-hazard facilities. Washington Group’s service to the DOE and its predecessor agencies dates back to the Manhattan Project where the company was one of six original contractors recruited to help the government in that critical research and national defense project. Washington Group’s current projects include helping to manage the Los Alamos National Laboratory, Idaho National Laboratory and Savannah River National Laboratory; performing environmental cleanup and closure of high-hazard facilities in Washington, Idaho, Ohio, Tennessee, South Carolina, and New York; and operating the nation’s only licensed deep geological repository for nuclear waste. The company is also under contract to destroy nearly 80 percent of the chemical weapons stockpiled by the United States.  Through its operation and management of six facilities, the company has already destroyed more than 600,000 chemical weapons and almost 6 million pounds of chemical agent.

About Washington Group International

Washington Group International (www.wgint.com) provides the talent, innovation, and proven performance to deliver integrated engineering, construction, and management solutions for businesses and governments worldwide.  With approximately 25,000 employees at work in more than 30 countries, Washington Group provides professional, scientific, management, and development services in more than two dozen major markets including power generation, transmission and distribution, and clean-air solutions; environmental remediation; heavy civil construction; mining; nuclear services; defense, homeland security, and global threat reduction; industrial, chemical, and pharmaceutical processing; manufacturing; facilities operations and management; transportation; and water resources.

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This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are identified by the use of forward-looking terminology such as may, will, could, should, expect, anticipate, intend, plan, estimate, or continue or the negative thereof or other variations thereof.  Each forward-looking statement, including, without limitation, any financial guidance, speaks only as of the date on which it is made, and Washington Group undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. The forward-looking statements are necessarily based on assumptions and estimates of management and are inherently subject to various risks and uncertainties.  Actual results may vary materially as a result of changes or developments in social, economic, business, market, legal, and regulatory circumstances or conditions, both domestically and globally, as well as due to actions by customers, clients, suppliers, business partners, or government bodies.  Performance is subject to numerous factors, including demand for new power generation and for modification of existing power facilities, public sector funding, demand for extractive resources, capital spending plans of customers, and spending levels and priorities of the U.S., state and other governments.  Results may also vary as a result of difficulties or delays experienced in the execution of contracts or implementation of strategic initiatives.  For additional risks and uncertainties impacting the forward-looking statements contained in this news release, please see “Note Regarding Forward-Looking Information” and “Item 1. Business - Risk Factors “ in Washington Group’ s annual report on Form 10-K for fiscal year 2004.